SCHEDULE 14A
(RULE 14a)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

COLE NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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PROXY STATEMENT FOR COLE NATIONAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS
RECENT DEVELOPMENTS
ELECTION OF DIRECTORS
COMPENSATION OF DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
COMPENSATION PURSUANT TO EMPLOYEE BENEFIT PLANS
Option Grants in Last Fiscal Year
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCK PRICE PERFORMANCE
AUDIT COMMITTEE REPORT
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
Annex A

COLE NATIONAL CORPORATION

5915 Landerbrook Drive
Mayfield Heights, Ohio 44124

NOTICE OF ANNUAL MEETING

      The annual meeting of the stockholders of Cole National Corporation will be held at 10:00 a.m. on Wednesday, June 25, 2003 at 5915 Landerbrook Drive, Mayfield Heights, Ohio 44124. The principal business of the meeting will be to elect nine directors and to transact any other business that may properly come before the meeting.

      Only stockholders of record on May 27, 2003 will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements of the meeting. If you own shares through a nominee and you want to have your vote counted, you must instruct your nominee to vote.

By Order of the Board of Directors,

-s- Leslie D. Dunn
LESLIE D. DUNN
Secretary

June 4, 2003

YOUR VOTE IS IMPORTANT

      Please promptly complete, sign, date and mail the enclosed form of proxy whether or not you plan to be present at the annual meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Returning a signed proxy will not prevent you from attending the meeting and voting in person, if you wish to do so.

      Also enclosed is a copy of our Annual Report for the fiscal year ended February 1, 2003. The Annual Report contains financial and other information about Cole National. However, the Annual Report is not incorporated into the proxy statement and is not a part of the proxy soliciting material.

COLE NATIONAL CORPORATION

5915 Landerbrook Drive
Mayfield Heights, Ohio 44124

PROXY STATEMENT FOR COLE NATIONAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

      Cole National Corporation’s Board of Directors is furnishing this proxy statement to you in connection with our solicitation of proxies for use at the annual meeting of stockholders to be held on June 25, 2003. This proxy statement and the related form of proxy will be first mailed to stockholders on approximately June 5, 2003.

      If you sign and return the enclosed proxy card, your shares will be voted as indicated on the card. Without affecting any vote previously taken, you may revoke your proxy by delivering to us a new, later dated proxy for the same shares. You may also revoke your proxy by giving us written notice before the meeting, or by voting in person at the meeting. Your presence at the meeting will not by itself revoke your proxy appointment.

      At the close of business on May 27, 2003, the record date for the determination of those stockholders who are entitled to notice of, and to vote at, the annual meeting, there were 16,226,562 shares of Cole National’s common stock outstanding. Each share of our common stock is entitled to one vote on each matter brought before the meeting.

      We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, our directors, officers and employees may solicit proxies through personal interviews, telephone or facsimile. Directors, officers and employees will not be paid for their solicitation efforts, except for reimbursement of any out-of-pocket expenses. We have also engaged Morrow & Co. to assist in the distribution and solicitation of proxies for an estimated fee of $5,000, plus expenses. We have made arrangements with brokerage houses and other custodians, nominees and fiduciaries to distribute solicitation material to the beneficial owners of the common stock held of record by those persons. We will reimburse those brokerage houses, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

      For us to take action at the annual meeting, the holders of a majority of our common stock must be present in person at the annual meeting or represented by proxy. The nominees for election as directors who receive the greatest number of votes will be elected as directors. You are urged to mail your signed and dated proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the annual meeting. If you hold shares in nominee name through brokers, we urge you to instruct your nominees to vote “FOR” our director nominees. To ensure that your broker receives your instructions, we suggest that you send your instructions to your broker by fax, overnight delivery service, or by certified mail, return receipt requested. You should also call your broker to make sure your instructions were received.

      If you receive multiple copies of our Annual Report, you may call our Stockholder Services department at 440/449-4100 to request that one copy be sent to you for all of your accounts. Stockholders owning shares beneficially may give permission to their nominees to request the discontinuance of multiple mailings. You may resume mailing of an Annual Report to an account by calling our Stockholder Services department at 440/449-4100, or in writing to the department at 5915 Landerbrook Drive, Mayfield Heights, Ohio 44124.

RECENT DEVELOPMENTS

      Cole National has announced that Larry Pollock will assume the additional office and responsibilities of Chief Executive Officer effective at the annual meeting on June 25. Mr. Pollock has entered into new compensation arrangements that are described under “Compensation of Executive Officers — Agreements with Executives.” The Board of Directors anticipates that it will, prior to the annual meeting, amend Cole National’s by-laws to eliminate the requirement that the Chairman of the Board also serve as Chief Executive Officer, and will, at the time of the annual meeting, select and appoint Walter J. Salmon as the non-executive Chairman of the Board, as well as elect Larry Pollock as Chief Executive Officer. Jeffrey Cole, who has served as Chairman since

1992 and Chief Executive Officer since 1984, has agreed that he will retire as an employee of Cole National and its subsidiaries effective as of the annual meeting. The Board and Mr. Cole are currently negotiating the terms of his retirement. Details of Mr. Cole’s existing compensation arrangements are described under “Compensation of Executive Officers — Agreements with Executives.”

      The Board of Directors has recently completed an examination of its corporate governance guidelines and the charters for its committees. The revised charter of the Audit Committee is attached as Annex A to this proxy statement. Cole National is in the process of updating its corporate website, www.colenational.com, to include the charters of each of the Board’s committees.

ELECTION OF DIRECTORS

      Votes will be cast according to the authority granted by the enclosed proxy for the election of the nine nominees listed below. Each elected director’s term of office is one year, or until a successor is elected. All of the nominees listed below currently serve as directors of Cole National and of Cole National Group, a wholly owned subsidiary of Cole National. If, in the judgment of the proxy holders, an unexpected occurrence makes it necessary to substitute some other person for any of the nominees, shares will be voted for the other person that the proxy holders select.

      Mr. Cole has been nominated for re-election as a director, but has agreed that in the event that a definitive agreement resolving his compensation arrangements is not effective by the time of the annual meeting, his name will be automatically withdrawn from consideration as a director nominee and he will not serve as a director. In those circumstances, the Board has indicated that it is their intention to reduce the number of directors to be elected at the annual meeting to eight.

Name	Age	Current Position

Jeffrey A. Cole	62	Chairman, Chief Executive Officer and Director
Larry Pollock	56	President, Chief Operating Officer and Director
Ronald E. Eilers	55	Director
Timothy F. Finley	59	Director
Irwin N. Gold	46	Director
Melchert F. Groot	43	Director
Peter V. Handal	60	Director
Charles A. Ratner	61	Director
Walter J. Salmon	72	Director

      Mr. Cole has been a director of Cole National or its predecessor since 1969. He has been Chairman since 1992, Chief Executive Officer since 1984 and served as Chief Financial Officer from 1991 until 1999. He is also a director of Hartmarx Corporation and Pearle Europe B.V. Cole National owns approximately 21% of the common stock of Pearle Europe. Mr. Cole will retire as Chief Executive Officer and Chairman of the Board of Directors of Cole National effective June 25, 2003.

      Mr. Pollock became a director and President and Chief Operating Officer of Cole National in January 2000. Prior to joining Cole National, Mr. Pollock served as President and Chief Executive Officer of HomePlace, Inc., a housewares retailer, from September 1998 to June 1999. Mr. Pollock joined HomePlace, Inc. in January 1997 as Executive Vice President and Chief Operating Officer. From 1994 to 1996, Mr. Pollock served as President, Chief Operating Officer and a director of Zale Corporation, a jewelry retailer. Mr. Pollock is also a partner of Independent Group L.P., a privately held radio broadcasting company based in Cleveland, Ohio. Mr. Pollock is a director of Borders Group, Inc. Mr. Pollock will become Chief Executive Officer of Cole National effective June 25, 2003.

      Mr. Eilers became a director of Cole National in December 2002. He has served as President and Chief Operating Officer of Deluxe Corporation since December 2000 and as a member of its Board of Directors since August 2000. From August 1997 to December 2000, Mr. Eilers was a Senior Vice President of Deluxe

Corporation and managed its Paper Payment Systems business. Deluxe Corporation provides personal and business checks, business forms, labels, self-inking stamps, fraud prevention services and customer retention programs to banks, credit unions, financial services companies, consumers and small businesses.

      Mr. Finley has been a director of Cole National since 1992. In 1999, Mr. Finley retired as Chairman and Chief Executive Officer of Jos. A. Bank Clothiers, Inc., a clothing retailer, a position which he had held since 1990.

      Mr. Gold has been a director of Cole National since 1992. Mr. Gold is a Senior Managing Director and a director of Houlihan Lokey Howard & Zukin, a specialty investment banking firm, where he has been employed since 1988.

      Mr. Groot became a director of Cole National on June 19, 2001 pursuant to an agreement entered into with HAL International N.V. described in this proxy statement under the heading “Certain Transactions.” HAL International N.V. owns approximately 20% of the common stock of Cole National. Since November 2001, Mr. Groot has served as the Chief Executive Officer of Pearle Europe B.V., an optical retailer. Cole National owns approximately 21% of the common stock of Pearle Europe. From May 1992 until 2001, Mr. Groot served as a director of HAL Investments B.V., an investment company. HAL Investments owns approximately 68% of the common stock of Pearle Europe.

      Mr. Handal has been a director of Cole National since 1992. Currently, Mr. Handal serves as President and Chief Executive Officer of Dale Carnegie Training & Associates, Inc., a provider of corporate business seminars and training courses; President of COWI International Group, a consulting company; President of J4P Associates, a real estate firm; and President of Fillmore Leasing Company. Previously, Mr. Handal served as the President of Victor B. Handal and Bro., Inc., an apparel manufacturer and distributor. He is also a director of Dale Carnegie Training & Associates, Inc.; Factory 2U Stores, Inc.; and W. Kruk Company of Poland, a specialty gift company.

      Mr. Ratner has been a director of Cole National since March 1995. Since 1993, Mr. Ratner has served as President and, since 1995, Chief Executive Officer, of Forest City Enterprises, Inc., a national real estate development and management company. He is also a director of Forest City Enterprises, Inc. and American Greetings Corporation.

      Mr. Salmon has been a Director of Cole National since June 1997. Mr. Salmon is the Stanley Roth Sr. Professor of Retailing, Emeritus at the Harvard University Graduate School of Business Administration, where he has been a member of the faculty since 1956. Mr. Salmon also served as Senior Associate Dean and Director of External Relations from 1989 to 1994. Mr. Salmon previously served as a director of Cole National’s predecessor from 1961 to 1984. He is also a director of The Neiman Marcus Group; PetsMart, Inc.; Party City Stores, Inc.; and Stage Stores, Inc. Mr. Salmon will become the non-executive Chairman of the Board of Directors of Cole National effective June 25, 2003.

      The Board of Directors held six meetings during fiscal 2002. Each director attended at least 75% of those meetings and the meetings of any committee of which he is a member during his tenure on the Board.

Board Committees

      Cole National’s Board of Directors has an Audit Committee, a Corporate Finance and Strategic Issues Committee, a Compensation Committee, a Special Compensation Committee and a Nominating and Corporate Governance Committee. The members of the Audit Committee are Timothy F. Finley (Chairman), Irwin N. Gold and Walter J. Salmon; the members of the Corporate Finance and Strategic Issues Committee are Peter V. Handal (Chairman) and Irwin N. Gold; the members of the Compensation Committee are Timothy F. Finley, Melchert F. Groot, Peter V. Handal (Chairman) and Charles A. Ratner; the members of the Special Compensation Committee are Peter V. Handal and Timothy F. Finley; and the members of the Nominating and Corporate Governance Committee are Charles A. Ratner (Chairman), Peter V. Handal and Ronald E. Eilers. Each committee regularly reports its activities and recommendations to the full Board.

      The Audit Committee held seven formal meetings in fiscal 2002. The Audit Committee assists the Board of Directors with the Board’s oversight responsibilities regarding accounting for Cole National’s financial position and results of operations and Cole National’s financial reporting practices and procedures, as well as any other matters as may be delegated to the committee by the Board. A complete description of the Audit Committee’s responsibilities is contained in the Audit Committee Charter, which is attached as Annex A to this proxy statement. The Audit Committee performs the following functions:

•	retains and terminates Cole National’s outside auditors, approves all audit engagement fees, terms and services and approves any non-audit engagements with the outside auditor;

•	reviews information provided by the outside auditors regarding the auditor’s internal quality control procedures;

•	reviews information provided by management and outside auditors regarding the independence of the auditing firm and ensures that the auditor submits such information on a regular basis;

•	sets hiring policies for the hiring by Cole National of employees or former employees of the outside auditor in compliance with the restrictions set forth in the Sarbanes-Oxley Act of 2002;

•	reviews and discusses the audit plan with the outside auditor, including the discussions required by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

•	reviews earnings press releases, earnings guidance and other financial information, including non-GAAP financial information, provided to analysts and rating agencies;

•	reviews and discusses with the auditors the audit results and any accompanying management letters;

•	reviews and discusses all recommendations made by the auditors;

•	reviews annual and quarterly financial statements and related disclosures, including disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and disclosures regarding internal controls and other matters required by the Sarbanes-Oxley Act and related rules;

•	reviews and discusses Cole National’s internal accounting control systems, internal audit plans and results with the independent auditors, internal auditors and Cole National’s principal accounting officer, its Chief Financial Officer and its General Counsel;

•	discusses risk management policies and assesses and manages Cole National’s exposure to financial risk;

•	establishes procedures for complaints regarding Cole National’s financial statements and accounting policies; and

•	performs the functions of a qualified legal compliance committee within the meaning of Rule 205.3 of the SEC’s Rules of Practice, and reviews and investigates any reports of material violations of securities laws, fiduciary duties or similar violations by attorneys representing Cole National, including in-house counsel.

      The Corporate Finance and Strategic Issues Committee held no formal meetings in fiscal 2002, but participated in consultations with management. The Corporate Finance and Strategic Issues Committee performs the following functions:

•	considers and makes recommendations to the Board of Directors with respect to acquisitions, divestitures, financings, restructurings and investment opportunities;

•	considers and makes recommendations to the Board of Directors with respect to Cole National’s capital structure and financing relationships; and

•	reviews and makes recommendations to the Board of Directors with respect to plans for growth of Cole National and significant strategic alternatives.

      The Compensation Committee held four formal meeting during fiscal 2002 and a number of informal meetings and consultations with management. The Compensation Committee performs the following functions:

•	establishes executive compensation policies and programs;

•	reviews and approves executive officer compensation;

•	consults with management on benefit plans and programs requiring approval by the full Board;

•	recommends the adoption or amendment of all incentive compensation plans, equity based plans and benefit plans in which any executive officer participates;

•	administers the equity based compensation plans and other benefit plans adopted by the Board;

•	reviews director compensation in accordance with Cole National’s Guidelines on Significant Corporate Governance Issues; and

•	grants stock options and other stock based compensation.

      The Special Compensation Committee held three formal and several informal meetings in fiscal 2002. The Special Compensation Committee develops and implements executive compensation policies and programs in those instances that may involve Section 162(m) of the Internal Revenue Code, which limits the deductibility of executive compensation that exceeds $1 million in certain circumstances. The committee also performs the following functions:

•	reviews and approves corporate goals and objectives relevant to the Chief Executive Officer and other executive officers and evaluates the performance of, and approves compensation levels for, those officers;

•	recommends incentive compensation plans in which executive officers participate that are potentially subject to Section 162(m) of the Internal Revenue Code or Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934;

•	consults with management on any incentive plans and programs that require approval of the full Board; and

•	administers equity-based compensation plans and other benefit plans adopted by the Board that contemplate administration by the committee as to matters that are potentially subject to Section 162(m) of the Internal Revenue Code or that are subject to Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934.

      Cole National formed its Nominating Committee in June 2001. The committee’s functions were expanded, and its name was changed to the Nominating and Corporate Governance Committee, in January 2003. This committee performs the following functions:

•	identifies individuals qualified to become Board members;

•	evaluates and recommends nominees to fill Board vacancies and newly created director positions;

•	considers Board nominees recommended by stockholders;

•	annually evaluates incumbent directors and recommends whether those directors should be nominated for re-election to the Board;

•	develops and recommends corporate governance guidelines applicable to the Board and employees of Cole National;

•	reviews possible conflicts of interest of Board members and management and makes recommendations to prevent, minimize or eliminate any such conflicts;

•	performs an annual review of the Board’s performance and procedures; and

•	develops recommendations regarding the appropriate size of the board as well as the effectiveness of the Board.

      The members of the Nominating and Corporate Governance Committee unanimously recommended the nomination of each current director for election at this year’s annual meeting.

COMPENSATION OF DIRECTORS

Cash Compensation

      We pay directors who are not employees of Cole National or any of its subsidiaries an annual fee of $25,000, plus reasonable out-of-pocket expenses. Fees for Mr. Groot’s service on the Board of Directors are paid to HAL Realty III, Inc., an affiliate of HAL International N.V. Members of each of our Board committees receive $1,000 for each day of attendance at a committee meeting that is not held on the same day as a meeting of the full Board of Directors. In addition, the chairpersons of the Audit Committee, the Corporate Finance and Strategic Issues Committee and the Compensation Committee receive an additional fee of $7,500 per year. Other members of the Corporate Finance and Strategic Issues Committee receive an additional fee of $2,500 per year.

Stock-Based Compensation

      In 1997, our stockholders approved the Nonemployee Director Equity and Deferred Compensation Plan (the “Director Deferred Compensation Plan”). This plan allows nonemployee directors to receive their annual retainer and other fees in the form of shares of our common stock. The plan also allows nonemployee directors to defer the payment, and therefore the recognition as income for federal income tax purposes, of all or part of their annual retainer and other fees paid to them as directors. During fiscal 2002, Messrs. Handal, Ratner and Salmon elected to defer a portion of their fees and received credits payable in shares of our common stock as follows: Mr. Handal — 3,188 shares; Mr. Ratner — 2,111 shares; and Mr. Salmon — 905 shares.

      Our Nonqualified Stock Option Plan for Nonemployee Directors (the “Director Option Plan”) provides for the granting of stock options for up to an aggregate of 100,000 shares of our common stock to directors who are not employees of Cole National or any of its subsidiaries, or who are not otherwise excluded from participation in the Director Option Plan. This plan provides for the automatic grant of a nonqualified option to purchase 2,500 shares of common stock to each newly elected or appointed nonemployee director on January 1 of the year immediately following the year in which the director is elected or appointed, and on each January 1 thereafter for as long as the director continues to serve. Options granted under the Director Option Plan generally vest on the first anniversary of the date of grant of the option, provided that the optionee is still serving as a nonemployee director at that time. The exercise price per share for options granted under the plan is the average of the high and low selling prices of our common stock on The New York Stock Exchange on the last trading date on which such prices are quoted prior to the date of grant. On January 1, 2003, Messrs. Eilers, Finley, Gold, Handal, Ratner and Salmon each received an automatic grant of options for 2,500 shares, with an exercise price of $11.29. In lieu of a grant of options to Mr. Groot under the Director Option Plan, on January 1, 2003, HAL Realty III, Inc., an affiliate of HAL International N.V., received a grant of options for 2,500 shares. The exercise price of these options is $11.29, and they are subject to the same vesting schedule and requirements of the Director Option Plan, based on service on the Board of Directors by Mr. Groot or another designee of HAL International N.V.

Non-Executive Chairman

      The Board of Directors has not yet fixed the compensation of Mr. Salmon for his services as non-executive Chairman of the Board.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding ownership of our common stock as of May 27, 2003, except as otherwise noted, by:

•	each of those persons owning of record or known to us to be the beneficial owner of more than five percent of our outstanding common stock;

•	each of our directors;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

      The number of shares of common stock outstanding on May 27, 2003 was 16,226,562. Except as noted, all information with respect to beneficial ownership has been furnished by each director or officer or is based on filings with the Securities and Exchange Commission. Unless otherwise indicated below, voting and investment power of shares reported in this table is not shared with others. Beneficial ownership of our common stock has been determined according to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, which provide that a person is deemed to be the beneficial owner of shares of stock if the person, directly or indirectly, has or shares the voting or investment power of that stock, or has the right to acquire ownership of the stock within 60 days.

	Outstanding	No. of	Total Number
	Shares	Immediately	of Shares
	Beneficially	Exercisable	Beneficially	Percent
Name of Beneficial Owner	Owned	Options	Owned	of Class

HAL International N.V. (1)	3,196,100	5,000 (2)	3,201,100	19.73%
c/o HAL Holding N.V. 5 Avenue des Citronniers MC 98000 Monaco
Quaker Capital Management Corporation (3)	1,271,865	0	1,271,865	7.84
401 Wood Street Suite 1300 Pittsburgh, PA 15222
Rutabaga Capital Management (4)	1,170,800	0	1,170,800	7.22
64 Broad Street, 3rd Floor Boston, MA 02109
FMR Corp. (5)	1,103,600	0	1,103,600	6.80
82 Devonshire Street Boston, MA 02109-3614
Wellington Management Company, LLP (6)	934,400	0	934,400	5.76
75 State Street Boston, MA 02109
T. Rowe Price Associates, Inc. (7)	889,100	0	889,100	5.48
100 E. Pratt Street Baltimore, MD 21202
Dimensional Fund Advisors Inc. (8)	823,800	0	823,800	5.08
1299 Ocean Avenue Santa Monica, CA 90401
Jeffrey A. Cole (9)	318,034	394,313	712,347	4.39
Ronald E. Eilers	0	0	0	—
Timothy F. Finley	12,931	15,000	27,931	*
Melchert F. Groot	0	0	0	—
Irwin N. Gold	26,730	15,000	41,730	*

	Outstanding	No. of	Total Number
	Shares	Immediately	of Shares
	Beneficially	Exercisable	Beneficially	Percent
Name of Beneficial Owner	Owned	Options	Owned	of Class

Peter V. Handal (10)	37,144	15,000	52,144	*
Larry Pollock (11)	791,085	262,500	1,053,585	6.49%
Charles A. Ratner (10)	16,909	13,500	30,409	*
Walter J. Salmon (10)(12)	6,590	12,500	19,090	*
Leslie D. Dunn	10,870	73,750	84,620	*
Joseph Gaglioti (12)	2,261	45,166	47,427	*
Ann Holt (13)	1,209	7,500	8,709	*
Lawrence E. Hyatt (14)	25,000	0	25,000	*
Thomas T.S. Kaung	10,735	100,000	110,735	*
All directors and executive officers as a group (14 persons)	1,259,498	954,229	2,213,727	13.64

*	Less than one percent

(1)	Stock ownership is based on information provided to Cole National from HAL Holding N.V. and HAL International N.V. and a Schedule 13D filed by HAL Holding N.V. on June 15, 2001. Except for the options to purchase 2,500 shares granted to HAL Realty III, Inc. described in note (2) below, all of the shares listed are directly owned by HAL International N.V. HAL Holding N.V. owns all the outstanding shares of HAL International N.V. All decisions regarding voting and disposition of the shares are made by HAL International N.V. through its board of directors and HAL Holding N.V. through its executive board. As a result, HAL Holding N.V. may be deemed to have shared voting and disposition power over the shares that are or may be deemed to be beneficially owned by HAL International N.V., but HAL Holding N.V. disclaims such beneficial ownership. HAL Trust holds all shares of HAL Holding N.V. The trustees of HAL Trust act in accordance with the instructions of the stockholders of HAL Trust. Mr. M. van der Vorm and Mr. O.J. van der Vorm may be deemed to control two entities that together control a majority of the voting power of the shares of HAL Trust. They disclaim beneficial ownership of the shares that are or may be deemed to be beneficially owned by HAL International N.V.

(2)	As reported on a Form 4 filed on January 3, 2003, options to purchase 2,500 shares of Cole National common stock were granted to HAL Realty III, Inc., an affiliate of HAL International N.V. in lieu of a grant of options to Mr. Groot for his service on the Board of Directors pursuant to our Nonqualified Stock Option Plan for Nonemployee Directors. HAL International N.V. was granted options to purchase 2,500 shares of Cole National common stock on January 1, 2002 in lieu of a grant of options to Mr. Groot for his service on the Board of Directors pursuant to our Nonqualified Stock Option Plan for Nonemployee Directors.

(3)	Stock ownership is based on an amended Schedule 13G filed on February 14, 2003. The report indicates that Quaker Capital Management Corporation has shared voting and dispositive power over 948,065 shares and sole voting and dispositive power as to 321,300 shares owned by its clients and held in accounts over which it has discretionary authority. Quaker Capital and/or its principals and employees have sole voting and dispositive power over the 2,500 shares owned by Quaker Capital and/or its principals and employees. Quaker Capital Management Corporation, in its capacity as investment adviser, may be deemed to be the beneficial owner of 1,269,365 of the reported shares which are owned by various investment advisory clients of Quaker Capital in accounts over which Quaker Capital has discretionary authority. Quaker Capital disclaims beneficial ownership of these securities. Additionally, Quaker Capital and/or its principals and employees own 2,500 shares of Cole National common stock.

(4)	Stock ownership is based on a Schedule 13G filed on May 1, 2003. The report indicates that Rutabaga Capital Management has the sole power to vote or direct the vote of 931,400 of the reported shares; shared power to vote or direct the vote of 239,400 of the reported shares; and sole power to dispose or direct the disposition of all of the reported shares.

(5)	Stock ownership is based on an amended Schedule 13G filed on February 13, 2003. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 628,700 shares as a result of acting as investment adviser to several investment companies registered under the Investment Company Act of 1940.

FMR Corp., a parent holding company, beneficially owns 1,103,600 shares of the Cole National’s outstanding common stock. FMR Corp. has the sole power to vote or direct the vote of 474,900 shares, and the sole power to dispose or direct the disposition of 1,103,600 shares of Cole National’s common stock.

Edward C. Johnson 3d and FMR Corp. (through its control of Fidelity Management & Research Company) each have sole power to dispose of the 628,700 shares owned by the Fidelity Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds. This power resides with the fund’s Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the fund’s Board of Trustees.

Fidelity Management Trust Company, 82 Devonshire Street, Boston, MA 02109, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 is the beneficial owner of 474,900 shares or 2.9% of Cole National’s outstanding common stock as a result of its serving as investment manager of the institutional account(s).

Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 474,900 shares and sole power to vote or to direct the voting of 474,900 shares of Cole National’s common stock owned by the institutional account(s) as reported above.

Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of the shares of FMR Corp.’s Class B common stock, representing approximately 49.0% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman, and Abigail P. Johnson is a director, of FMR Corp. The Johnson family group and all other Class B stockholders have entered into a stockholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(6)	Stock ownership is based on an amended Schedule 13G filed on February 12, 2003. Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own 934,400 shares that are held of record by its clients. It has shared power to vote, or direct the vote, of 508,200 of these shares, and shared power to dispose or to direct the disposition of all of the reported shares.

(7)	Stock ownership is based on an amended Schedule 13G filed on February 11, 2003. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or vote the securities. Price Associates has sole dispositive power over all of the reported shares and sole power to vote or direct the vote of 30,500 of the reported shares. T. Rowe Price New Horizons Fund, Inc., a registered investment company sponsored by Price Associates, which also serves as an investment advisor, has sole power to vote or direct the vote of 858,000 of the reported shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates disclaims that it is, in fact, the beneficial owner of such securities.

(8)	Stock ownership is based on an amended Schedule 13G filed on February 10, 2003. Dimensional Fund Advisors Inc. acts as investment advisor to four investment companies registered under the Investment Company Act of 1940, and as investment manager of certain other commingled group trusts and separate accounts. The report indicates that Dimensional Fund Advisors, in its role as investment advisor or manager, has the sole power to vote, or direct the vote, and the sole power to dispose or direct the disposition, of all of the reported shares. Dimensional Fund Advisors disclaims beneficial ownership of all of such securities.

(9)	Includes 123,750 shares of restricted stock and 2,104 vested share equivalents, which have no voting rights, held through the Cole National Group, Inc. Deferred Compensation Plan for Executives and Other Senior Management.

(10)	Includes share equivalents, which have no voting rights, held through the Nonemployee Director Equity and Deferred Compensation Plan: Mr. Handal — 18,307 shares; Mr. Ratner — 12,909 shares; and Mr. Salmon — 5,240 shares.

(11)	Includes 131,250 shares of restricted stock. Also includes 133,042 shares deposited with a voting trust of which Mr. Pollock is the trustee. Mr. Pollock sold the economic interest in the shares held by the voting trust but retains sole voting power and sole dispositive power with respect to those shares.

(12)	Shares owned jointly with spouse.

(13)	Includes 894 vested share equivalents, which have no voting rights, held through the Cole National Group, Inc. Deferred Compensation Plan for Executives and Other Senior Management.

(14)	All 25,000 shares are shares of restricted stock. See note (5) to the Summary Compensation Table for information regarding the vesting of these shares.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Executive Compensation

      The table below shows the before-tax compensation for the years shown for Cole National’s Chief Executive Officer, its President and Chief Operating Officer and the four next highest paid executive officers at the end of fiscal 2002, and its former Chief Financial Officer, who served in that capacity until July 2002.

Summary Compensation Table

		Annual				Long Term
		Compensation				Compensation Awards

					Other	Restricted	Securities
					Annual	Stock	Underlying	All Other
Name and Principal Position	Year*	Salary	Bonus		Compensation	Awards	Options	Compensation (1)

Jeffrey A. Cole –	2002	$788,462	0		—	—	15,156	$210,611
Chairman, Chief Executive	2001	$725,000	0		—	—	250,000	$221,619
Officer (2)	2000	$738,942	$126,875		—	—	50,000	$244,429

Larry Pollock –	2002	$50,000	0		$23,819 (4)	—	—	$12,841
President and Chief	2001	$50,000	$125,000		$27,724	—	—	$9,417
Operating Officer (3)	2000	$50,962	$126,875		—	—	—	$7,590

Lawrence E. Hyatt –	2002	$221,443	0		—	$438,750	75,000	$3,800
Executive Vice President and Chief Financial Officer (5)

Leslie D. Dunn –	2002	$287,115	0		—	—	11,000	$57,858
Senior Vice President –	2001	$273,461	0		—	—	7,500	$38,665
Business Development,	2000	$267,500	$46,375		—	—	25,000	$36,272
General Counsel and Secretary

Ann Holt –	2002	$163,539	$101,750	(6)	—	—	10,000	$3,529
Senior Vice President and Corporate Controller

Joseph Gaglioti –	2002	$189,039	0		—	—	—	$29,215
Vice President and	2001	$185,000	0		—	—	—	$25,064
Treasurer	2000	$188,558	$32,375		—	—	—	$23,043

Thomas T.S. Kaung –	2002	$375,000	0		—	—	—	$22,939
Executive Vice President	2001	$375,000	0		—	—	—	$15,695
and Chief Financial Officer (7)	2000	$320,122	$65,625		—	—	100,000	$9,159

*	Fiscal 2000 included 53 weeks of salary

(1)	The amounts listed for fiscal 2002 consist of:

•	payments by Cole National pursuant to an agreement between Cole National and an insurance company that provides for reimbursements to the named executive officers in amounts up to $20,000 per year for certain medical expenses for themselves and their families not otherwise covered by Cole National’s group medical insurance plan as follows: Mr. Cole ($3,089), Mr. Pollock ($11,121), Mr. Hyatt ($1,854), Ms. Dunn ($11,121), Mr. Gaglioti ($11,121) and Mr. Kaung ($7,723);

•	payments under Cole National’s 401(k) Plan to match pre-tax elective deferral contributions as follows: Mr. Cole ($1,462), Mr. Pollock ($1,462), Ms. Dunn ($532), Ms. Holt ($1,462), Mr. Gaglioti ($1,462) and Mr. Kaung ($798);

•	payments under Cole National’s Supplemental Deferred Compensation Plan to match elective deferral contributions as follows: Mr. Cole ($5,960), Ms. Holt ($1,591) and Mr. Kaung ($3,750);

•	the value of group term life insurance provided by Cole National for the benefit of the executive officers as follows: Mr. Cole ($22,313), Mr. Pollock ($258), Mr. Hyatt ($312), Ms. Dunn ($2,705), Ms. Holt ($476), Mr. Gaglioti ($1,693) and Mr. Kaung ($10,668);

•	dollar value of the benefit of premiums paid for split-dollar life insurance policies (unrelated to term life insurance coverage) projected on an actuarial basis as follows: Mr. Cole ($177,787);

•	contribution credits in fiscal 2002 provided under Cole National Group’s Supplemental Retirement Benefit Plan as follows: Ms. Dunn ($43,500) and Mr. Gaglioti ($14,939). See “Supplemental Executive Retirement Plans” below for a description of this plan; and

•	reimbursement to Mr. Hyatt for COBRA benefit payments Mr. Hyatt made prior to commencement of his employment with Cole National ($1,634).

(2)	See “ — Agreements with Executives” below for a description of Jeffrey A. Cole’s employment agreement.

(3)	See “ — Agreements with Executives” below for a description of Larry Pollock’s employment agreements, stock options and shares of restricted stock.

(4)	Includes car allowance of $7,839, the value of personal air travel of $15,635 and the dollar value of the benefit of premiums paid for a long-term disability insurance policy of $345. These perquisites are consistent with company programs provided to other named executive officers but, because Mr. Pollock’s salary is minimal, their value exceeds the minimum SEC reporting standard of 10% of Mr. Pollock’s annual salary and bonus.

(5)	On July 15, 2002, Mr. Hyatt became Executive Vice President and Chief Financial Officer of Cole National at an annual base salary of $400,000. Mr. Hyatt was awarded a grant of 75,000 stock options and 25,000 shares of restricted Cole National common stock at the time he was hired. The shares of restricted stock have a four-year vesting period, with half of the grant vesting at the end of year three and the remainder vesting at the end of year four.

(6)	Ms. Holt’s bonus in 2002 was earned as a result of her services as Vice President, Finance of the Cole Licensed Brands division of Cole Vision Corporation, a subsidiary of Cole National. Ms. Holt became Senior Vice President and Corporate Controller of Cole National on December 5, 2002 at an annual base salary of $185,000.

(7)	Thomas T.S. Kaung’s employment as Executive Vice President and Chief Financial Officer of Cole National ceased in July 2002. Mr. Kaung remained employed at Cole National in a non-officer position until January 31, 2003.

Agreements with Executives

Larry Pollock.

Mr. Pollock has entered into a new employment agreement that will become effective at the earlier of the day on which he becomes Chief Executive Officer of Cole National or July 1, 2003. It is currently anticipated that he will become the Chief Executive Officer at the annual meeting on June 25, 2003. Mr. Pollock’s new agreement replaces his existing employment agreement.

•	Mr. Pollock’s Existing Employment Agreement. Cole National entered into a four-year employment agreement with Larry Pollock when he became President and Chief Operating Officer of Cole National on January 18, 2000. This agreement provided for his compensation at an annual base salary of $50,000, along with participation in bonus programs (which at a minimum would be equal to 100% of any annual bonus paid to Cole National’s Chief Executive Officer) and certain of Cole National’s benefit programs, as well as other customary perquisites. In connection with this agreement, Mr. Pollock received grants of nonqualified options to purchase a total of 362,500 shares of Cole National common stock (262,500 of which options remain outstanding and 100,000 of which options expired after 90 days without having been exercised) and an award of 525,000 shares of restricted common stock. The employment agreement provided Mr. Pollock with limited registration rights with respect to the shares of restricted common stock. Pursuant to the agreement, Mr. Pollock delivered a promissory note to Cole National in the amount of $1,668,685, which equaled the income tax imposed on his award of restricted stock. The promissory note matures on January 18, 2004, bears interest at a rate of 3% per annum and is secured by a portion of Mr. Pollock’s initial grant of restricted stock. Mr. Pollock was required to purchase for his own account 262,500 shares of Cole National common stock, which he has purchased. Mr. Pollock agreed to vote all shares of common stock owned by him according to the recommendations of a majority of the Board of Directors.

Existing Equity Awards. Mr. Pollock’s 262,500 options granted on his employment in 2000 are fully vested and are exercisable at a price of $10.00 per share. Of Mr. Pollock’s shares of restricted stock, 393,750 are now vested. The remaining 131,250 shares will vest on January 18, 2004. Early vesting of the restricted stock will occur in the case of certain events, including after a change of control of Cole National or following certain terminations of his employment with Cole National. In addition, all unvested shares of restricted stock will become vested if, for any period of 20 consecutive trading days, the closing price of Cole National’s common stock on The New York Stock Exchange equals or exceeds $25.00 and Mr. Pollock remains employed with Cole National. Mr. Pollock has the right to vote the shares of restricted stock, and would be entitled to dividends on those shares were any to be paid.

•	Mr. Pollock’s new Employment Agreement. Mr. Pollock’s new employment agreement provides for a four-year term that will, on its third anniversary, annually extend on a year-by-year basis until and including the year Mr. Pollock reaches age 65, unless either Mr. Pollock or the Board of Directors give timely notice to the contrary. The initial term would expire in 2007. Under the agreement, Mr. Pollock’s annual base salary will be at least $850,000 in year 1, $875,000 in year 2, $900,000 in year 3, $925,000 in year 4, and thereafter, in an amount mutually determined by Mr. Pollock and Cole National, but in no event less than $925,000. Mr. Pollock will be entitled to participation in annual and multi-year incentive programs. The annual bonus program would be designed so that if Mr. Pollock earns a bonus, the bonus amount would be not less than 100% nor more than 175% of his annual base salary. The target award for his multi-year performance incentive awards will be $700,000, with a maximum award of $1,400,000. The multi-year incentive bonus will be payable based on meeting achievements to be set by Mr. Pollock and Cole National. In addition, Mr. Pollock will be eligible for a discretionary bonus at the determination of the Compensation Committee of the Board of Directors. Mr. Pollock would also receive other customary benefits and perquisites, including vacation, life and medical insurance, medical expense reimbursement, office, secretarial and financial, legal and tax consulting services and an automobile.

Under the terms of the new agreement, Cole National is to include Mr. Pollock in the slate of nominees to serve on the Board of Directors each year, and use its best efforts to have Mr. Pollock re-elected to the Board for the duration of his employment term. Upon termination of his employment with Cole National, Mr. Pollock will promptly resign from the Board. In addition, Mr. Pollock will have the right to deliver to the Board’s Nominating Committee the name of one proposed director nominee of his choosing. The committee will consider Mr. Pollock’s nominee and will determine in its sole discretion whether or not such nominee meets the standards for service on the board applied to all candidates by the committee. If the Nominating Committee determines that the nominee meets all relevant standards, it will recommend the nominee to the Board of Directors. The Board of Directors may then, in its discretion, (a) appoint such nominee to fill a vacancy on the Board of Directors (or, if no vacancy exists, create a vacancy for such nominee) or (b) include the nominee in the next slate of nominees for election to the Board of Directors. The Board of Directors is to use its best efforts to have the proposed nominee initially appointed or elected as soon as practicable, and thereafter, re-elected to the Board for the duration of Mr. Pollock’s employment agreement.

The new employment agreement also provides that Mr. Pollock will become eligible for benefits under a supplemental executive retirement plan that will provide him with annual retirement benefits of 35% of his final annual salary if he retires before age 65 or 50% of his final annual salary if he retires at or after age 65. These benefits will not vest until 30 months after the effective date of the new employment agreement.

The new employment agreement provides for a $3,000,000 payment to Mr. Pollock upon involuntary termination of Mr. Pollock’s employment without cause, or after a constructive termination. In the event of self-termination in a window period following a change of control, the agreement provides for a lump sum payment to Mr. Pollock equal to three times the sum of (a) his salary at the time of termination and (b) his average bonus for the last five fiscal years, plus a prorated bonus for the year of termination. In these circumstances as well as following expiration of his agreement, Mr. Pollock’s continuing benefits will include post retirement coverage for life and medical insurance, medical expense reimbursement, office, secretarial and consulting services and an automobile. Mr. Pollock would be entitled to elect to receive a lump sum payment for the medical insurance and medical expense reimbursement and automobile benefits. The agreement also contains provisions with respect to compensation, bonus and benefits in the event of Mr. Pollock’s death or disability. In the event that any payments received by Mr. Pollock under the agreement or otherwise are subject to an excise tax, he will be entitled to a gross-up payment.

The agreement contains customary confidentiality provisions, as well as three-year non-competition and non-solicitation provisions.

Upon effectiveness of the new agreement, Mr. Pollock will receive a grant of options to purchase 300,000 shares of common stock at an exercise price to be set based on the trading price of the common stock on the date Mr. Pollock’s new employment agreement becomes effective. The options will vest 50% on their second anniversary and the balance on the fourth anniversary.

Jeffrey A. Cole.

Mr. Cole will retire as Chairman and Chief Executive Officer effective as of the annual meeting, having served as Chief Executive Officer since 1984 in addition to serving as a director since 1969. The Board of Directors and Mr. Cole are currently negotiating the terms of his retirement.

Mr. Cole’s existing compensation agreements include the following:

•	Employment Agreement. Mr. Cole’s existing employment agreement provides for a three-year term that annually extends on a year-by-year basis until and including the year Mr. Cole reaches age 65, unless notice to the contrary is given. The current term would expire in December 2005. Under the agreement, Mr. Cole’s annual base salary is to be at least $800,000, and he is entitled to participation in bonus programs and other customary benefits and perquisites including vacation, life and medical insurance, medical expense reimbursement, office, secretarial and financial, legal and tax consulting services, an automobile and limited use of the corporate aircraft, if any. The agreement provides for payments upon involuntary termination of Mr. Cole’s employment without cause, self-termination during a window period following a change of control or self-termination after a constructive termination. In each of these circumstances, Mr. Cole is entitled to receive a lump sum payment equal to three times the sum of (a) his salary at the time of termination and (b) his average bonus for the last five fiscal years, plus a prorated bonus for the year of termination. In each of these circumstances and following the expiration of his agreement, Mr. Cole’s continuing benefits would include post retirement coverage for life and medical insurance, medical expense reimbursement, office, secretarial and consulting services, an automobile and limited use of the corporate aircraft, if any, or in lieu of the foregoing, a lump sum payment. The agreement also contains provisions with respect to compensation, bonus and benefits in the event of Mr. Cole’s death or disability. In the event that any payments received by Mr. Cole under the agreement or otherwise are subject to an excise tax, he will be entitled to a gross-up payment.

Under this employment agreement, Mr. Cole has agreed to provide consulting services until the earlier of 10 years or age 75 upon the expiration of his employment term or his voluntary resignation (other than under circumstances that would have triggered the payments described above). Mr. Cole would be paid consulting fees of $150,000 per year for the first three years; $100,000 per year for the next four years, and $75,000 per year for the last three years.

•	1999 Supplemental Retirement Benefit Plan. Mr. Cole is a participant in the Cole National Group, Inc. 1999 Supplemental Retirement Benefit Plan, a defined benefit plan designed to provide additional retirement benefits for certain members of management and highly compensated employees. See discussion of this plan under “Supplemental Executive Retirement Plans.”

•	Split-Dollar Life Insurance Agreement. Mr. Cole is also the beneficiary of a $4,000,000 life insurance policy purchased by Cole National. See “Life Insurance Plans.”

      In addition to the foregoing, Mr. Cole has received numerous awards under Cole National’s equity-based compensation plans, and has an outstanding promissory note to Cole National as a result of borrowing funds in

1993 to exercise stock options. See “Equity Compensation Plan Information,” and “Stock Option Plans.” Mr. Cole also is a participant in the Cole National Group, Inc. Deferred Compensation Plan for Executives and Other Senior Management. See “Deferred Compensation Plan.”

      Cole National and Mr. Cole are negotiating a settlement based on the terms of his existing employment agreement. Cole National believes that its obligations to Mr. Cole pursuant to the terms of his agreement range from approximately $11.5 million to $15 million were he to, as expected, request payment in a lump sum at retirement. The actual amount due to Mr. Cole is subject to negotiations on various actuarial and other calculations under his employment agreement.

Non-Competition Agreements.

      In connection with his employment, Mr. Hyatt entered into a termination/noncompete letter agreement with Cole National. This letter agreement provides for the continuation of Mr. Hyatt’s base salary, payment of his target bonus, and participation in benefit plans and programs for one year upon involuntary termination of his employment without cause, self-termination in a window period following a change of control or after a constructive termination, which events would also accelerate the vesting of some or all of his restricted stock and stock options.

      Ms. Holt, Ms. Dunn and Mr. Gaglioti also entered into non-competition and salary continuation agreements in connection with their employment with Cole National. Upon termination of such executive’s employment other than for cause, the executive will receive payment of up to one year of his or her base compensation.

COMPENSATION PURSUANT TO EMPLOYEE BENEFIT PLANS

Equity Compensation Plan Information

      The following table sets forth information related to equity compensation plans approved by our stockholders and equity compensation plans that have not been approved by our stockholders, as well as a summary of each plan.

	Number of	Weighted
	securities to be	average
	issued upon	exercise price of
	exercise of	outstanding	Number of
	outstanding	options,	securities
	options, warrants	warrants	remaining available
Plan category	and rights (1)(2)	and rights(1)(2)	for future issuance(2)

Equity compensation plans approved by security holders	1,422,401	$15.12	871,585 (3)
Equity compensation plans not approved by security holders	1,330,133	$12.00	0 (4)

Total	2,752,534	$13.61	871,585

(1)	There are currently no outstanding warrants to purchase shares of Cole National’s common stock. Pursuant to the Rights Agreement dated November 22, 1999, between Cole National and National City Bank, as rights agent, one preferred share purchase right was granted concurrently with each share of common stock. These rights are transferable only upon transfer of the underlying shares of common stock, unless events specified in the Rights Agreement occur.

(2)	Data is as of February 1, 2003 and does not reflect issuances of shares or commitments to issue shares subsequent to that date.

(3)	The shares remaining available for issuance are comprised of: Nonemployee Director Equity and Deferred Compensation Plan (98,281); Amended and Restated Nonqualified Stock Option Plan for Nonemployee Directors (11,000); 1993 Management Stock Option Plan (62,191); 1996 Management Stock Option Plan (172,750); 1998 Equity and Performance Incentive Plan (168,199); Management Incentive Bonus Program (71,244); and Employee Stock Purchase Plan (287,920).

(4)	The number of shares available for issuance under the 1999 Broad-based Employee Stock Plan is not fixed and is determined by the Board of Directors each time a grant is made.

Equity Compensation Plans Approved by Stockholders

Nonemployee Director Equity and Deferred Compensation Plan

      For a description of the Nonemployee Director Equity and Deferred Compensation Plan, please see “Compensation of Directors — Stock Based Compensation” elsewhere in this proxy statement. This plan was approved by our stockholders at our annual meeting in 1997.

Amended and Restated Nonqualified Stock Option Plan for Nonemployee Directors

      For a description of the Amended and Restated Nonqualified Stock Option Plan for Nonemployee Directors, please see “Compensation of Directors — Stock Based Compensation” elsewhere in this proxy statement. This plan was approved by our stockholders at our annual meeting in 1997.

1993 Management Stock Option Plan

      The 1993 Management Stock Option Plan provides for the granting of stock options for up to 600,000 shares of common stock to officers and key employees of Cole National and its subsidiaries. As of the date of this proxy statement, 62,191 shares remained available for new option grants under this plan and 190,795 shares were subject to outstanding options. This plan was approved by Cole National’s stockholders in 1994.

1996 Management Stock Option Plan

      Our 1996 Management Stock Option Plan provides for the granting of stock options for up to 884,000 shares of common stock to officers and key employees of Cole National and its subsidiaries. As of the date of this proxy statement, 172,750 shares remained available for new option grants under the 1996 Plan, and 379,700 shares were subject to outstanding options. This plan was approved by our stockholders in 1996.

1998 Equity and Performance Incentive Plan

      Our 1998 Equity and Performance Incentive Plan (Amended and Restated Effective June 10, 1999) (the “Incentive Plan”) authorizes awards of (i) options to purchase shares of our common stock, (ii) performance stock and performance units, (iii) restricted stock and (iv) deferred stock. An aggregate of 884,000 shares were authorized for issuance under the Incentive Plan. In addition, the Incentive Plan provides that the number of shares available for issuance will be increased by the number of expired or forfeited options under the Incentive Plan, the number of previously owned shares used to pay an option exercise price for options granted under the Incentive Plan, the 1993 Management Stock Option Plan or the 1996 Management Stock Option Plan, and the number of options returned to Cole National to satisfy withholding tax amounts upon an option exercise or receipt of an award under any of those plans. Options to purchase 26,156 shares of common stock were granted, and 3,000 shares of restricted stock were issued, under the Incentive Plan in fiscal 2002. As of the date of this proxy statement, approximately 168,199 shares remained available for new awards under the Incentive Plan (subject to adjustment), 765,906 shares were subject to outstanding options and 201,750 shares of restricted stock have been issued, in each case, net of forfeitures. This plan was first approved by our stockholders in 1998, and the amended and restated plan was approved by our stockholders at our annual meeting held in June 1999.

Management Incentive Bonus Program

      For a description of the Management Incentive Bonus Program, please see “ — Management Incentive Bonus Program” below. This program was first approved by our stockholders in 1996. Our stockholders reauthorized the program at our annual meeting in 2001.

1999 Employee Stock Purchase Plan

      The 1999 Employee Stock Purchase Plan (Amended and Restated June 14, 2001) (the “Employee Plan”) provides eligible employees with the opportunity to purchase up to an aggregate of 700,000 shares of common stock pursuant to a payroll deduction program. The Employee Plan provides for offering periods of six months, unless the Compensation Committee of the Board of Directors otherwise determines, during which contributions may be made to purchase shares of common stock. At the end of each offering period, shares of common stock are purchased automatically at a price equal to the lesser of 85% of the market price of the shares at the beginning of the offering period, or 85% of the market value of the shares on the last day of the offering period. Approximately 412,080 shares of common stock have been issued under the Employee Plan through the end of fiscal 2002. The Employee Plan and the right of eligible employees to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. The Employee Plan will continue in effect until all shares of common stock available under the plan have been issued, unless terminated earlier in the discretion of the Board of Directors or upon the occurrence of certain types of corporate transactions. This plan was originally approved by our stockholders at the annual meeting held in June 1999, and the amended and restated plan was approved by our stockholders at the annual meeting held in June 2001.

Equity Compensation Plans Not Approved by Stockholders

1999 Broad-based Employee Stock Plan

      The Board of Directors adopted the 1999 Broad-Based Employee Stock Plan to consolidate the stock option grants made from time to time by Cole National to individuals who are not then serving as officers or directors of Cole National in order to facilitate registration under the Securities Act of 1933 and listing with The New York Stock Exchange of the shares of common stock underlying those stock option grants. The Board adopted this plan on June 10, 1999 and amended it on February 28, 2001 to permit the grant of restricted stock unit awards.

The number of shares available for grant under this plan is not fixed and is determined by the Board of Directors at the time each grant is made.

Non-Plan Option and Restricted Stock Agreements

      In connection with his employment, Cole National granted Mr. Pollock options to purchase 262,500 shares of Cole National’s common stock. These options were granted pursuant to a Nonqualified Option Agreement dated January 18, 2000 and are fully vested and exercisable at a price of $10.00 per share. Mr. Pollock was also awarded 525,000 shares of restricted stock, which vest over a period of four years. 393,750 shares of Mr. Pollock’s restricted stock have vested as of the date of this proxy statement.

      In 1998, Mr. Cole was awarded 225,000 shares of restricted stock. Of those shares, 123,750 shares were granted pursuant to the 1998 Equity and Performance Incentive Plan, a stockholder approved plan, and 101,250 shares were granted solely pursuant to the agreement and then immediately returned to Cole National by Mr. Cole in satisfaction of withholding taxes for the shares issued pursuant to the 1998 plan. Mr. Cole’s restricted stock agreement was not approved by stockholders. The non-plan shares were non-forfeitable upon their grant, and the shares issued under the 1998 Equity and Performance Plan will become non-forfeitable on March 1, 2004.

Retirement Plan

      The Cole National Group Retirement Plan (the “Retirement Plan”) generally provides non-contributory benefits integrated with Social Security benefits, based upon an employee’s years of credited service and highest average annual base salary for any five consecutive years in the last ten years of service. Compensation covered by the Retirement Plan consists only of an employee’s base salary, and does not include bonuses or any other form of compensation. Effective as of March 31, 2002, the Retirement Plan was amended to completely freeze benefits for each participant who is not a Grandfathered Participant. This means that for each participant in the Retirement Plan who is not a Grandfathered Participant, years of credited service and compensation are frozen as of March 31, 2002. In addition, effective as of March 31, 2002, the Retirement Plan was amended to partially freeze benefits under the Retirement Plan for each participant who is a Grandfathered Participant. This means that for each participant in the Retirement Plan who is a Grandfathered Participant, compensation is frozen as of March 31, 2002. A Grandfathered Participant is any participant in the Retirement Plan who had attained age 50 and completed at least 10 years of credited service under the Retirement Plan on December 31, 2001. Of the named executive officers, Jeffrey A. Cole, Joseph Gaglioti and Thomas T.S. Kaung are Grandfathered Participants.

      Under the Internal Revenue Code, the maximum retirement benefit payable under the Retirement Plan and the maximum amount of annual compensation that can be taken into consideration in the calculation of pension benefits under the Retirement Plan are limited. At retirement, based on years of credited service and current salary levels, it is estimated that the retirement benefits payable to Jeffrey A. Cole and Leslie D. Dunn will be reduced because of those limits.

      Credited benefit service under the Retirement Plan for each of the individuals named in the Summary Compensation Table is as follows: Jeffrey A. Cole — 24 years; Leslie D. Dunn  — 3 years; Joseph Gaglioti — 21 years; Larry Pollock — 1 year; Ann Holt — 1 year, and Thomas T.S. Kaung — 14 years.

      Participants in the Retirement Plan may elect payment of retirement benefits under several different formulae. The following table shows the estimated annual retirement benefits which will be payable to participating employees under the Retirement Plan’s normal retirement formula upon retirement at age 65 after selected periods of service. The benefits as presented below do not take into account any reduction for joint and survivor payments.

Pension Plan Table
Years of Service(1)

Remuneration		10	15	20	25	30

$100,000		$7,511	$11,267	$15,023	$18,778	$22,534
125,000		9,761	14,642	19,523	24,403	29,284
150,000		12,011	18,017	24,023	30,028	36,034
175,000	(2)	14,261	21,392	28,523	35,653	42,784
200,000	(2)	16,511	24,767	33,023	41,278	49,534
225,000	(2)	18,761	28,142	37,523	46,903	56,284
250,000	(2)	21,011	31,517	42,023	52,528	63,034
300,000	(2)	25,511	38,267	51,023	63,778	76,534
350,000	(2)	30,011	45,017	60,023	75,028	90,034
400,000	(2)	34,511	51,767	69,023	86,278	103,534
500,000	(2)	43,511	65,267	87,023	108,778	130,534
600,000	(2)	52,511	78,767	105,023	131,278	157,534
700,000	(2)	61,511	92,267	123,023	153,778	184,534
725,000	(2)	63,761	95,642	127,523	159,403	191,284

(1)	Based on retirement in 2002.

(2)	The Internal Revenue Code places certain limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pensions that may be paid under federal income tax qualified plans. For benefits accruing in plan years beginning after December 31, 2001, no more than $200,000 (indexed for inflation) in annual compensation can be taken into account. Effective March 31, 2002, compensation under the Retirement Plan is frozen at a maximum of $200,000. Under the Pension Plan SERP (as defined below under the caption “Supplemental Executive Retirement Plans”), participating executives will receive the amounts to which they otherwise would have been entitled under the Retirement Plan, subject to the freeze, without regard to Internal Revenue Code limitations, provided that they have five years of service with Cole National.

Supplemental Executive Retirement Plans

      We have several supplemental executive retirement plans (the “SERPs”) that provide for payment of benefits in addition to the benefits under the Retirement Plan to the participating executives, which include officers named in the Summary Compensation Table.

      The Cole National Group, Inc. Supplemental Pension Plan (the “Pension Plan SERP”) is an excess benefit plan that replaces benefits that would otherwise have been payable under the Retirement Plan but that are limited due to Internal Revenue Code limitations. Participants in the Pension Plan SERP will vest in the excess benefits after five years of service (with credit for past service). Benefits under the Pension Plan SERP will be payable on the same basis as the Retirement Plan benefits or, for participants in the 1999 SERP in a lump sum.

      The Cole National Group, Inc. Supplemental Retirement Benefit Plan (the “Benefit Plan SERP”) is a defined contribution plan under which participants will receive an annual credit based on a percentage of base salary and an earnings assumption to be determined on an annual basis. Participants in the Benefit Plan SERP will be fully vested in the defined contribution benefits after ten years of service. Benefits under the Benefit Plan SERP will generally be payable upon retirement (age 55 and older) in ten annual installments or, upon approval by Cole National, in another form elected by the participant prior to retirement. The following named individuals received contribution credits in 2002 under the Benefit Plan SERP, which amounts are included in “All Other Compensation” in the Summary Compensation Table: Ms. Dunn — $43,500 and Mr. Gaglioti — $14,939.

      The Cole National Group, Inc. 1999 Supplemental Retirement Benefit Plan (the “1999 SERP”) is a defined benefit plan designed to provide additional retirement benefits for certain members of management and highly compensated employees. Benefits under the 1999 SERP will generally be payable on the same basis as the

Retirement Plan benefits, or, at the election of a participant, in installments or in a lump sum. Mr. Cole and Ms. Dunn are currently the only participants in the 1999 SERP and are each fully vested. Under the 1999 SERP and the Retirement Plan, Mr. Cole’s total annual retirement benefits would be not less than $474,000. Effective January 25, 2002, Mr. Cole waived participation in and his accrued benefits under the Pension Plan SERP and the Benefit Plan SERP to preclude duplication of benefits under the 1999 SERP. Ms. Dunn’s total annual retirement benefits under the 1999 SERP, the Retirement Plan, the Pension Plan SERP and the Benefit Plan SERP, assuming retirement at age 65, will equal 40% of twelve times her average monthly compensation. The level of benefits will be reduced if Ms. Dunn retires before age 65. The benefits under the 1999 SERP are payable to Mr. Cole’s and Ms. Dunn’s respective beneficiaries in the event of his or her death prior to complete payment of benefits.

Stock Option Plans

      Stock option grants are awarded under several plans. The following table contains information concerning options granted to those executive officers listed in the Summary Compensation Table who received grants during fiscal 2002.

Option Grants in Last Fiscal Year

		Percent of			Potential Realizable Value
	Number of	Total			at Assumed Annual Rates
	Securities	Options			of Stock Price
	Underlying	Granted to			Appreciation for Option
	Options	Employees in	Exercise or		Term ($)(3)
	Granted (#)	Fiscal	Base Price	Expiration
Name	(1)	Year (%)	($/Sh)	Date	5%	10%

Jeffrey A. Cole	15,156 (1)	4.2	15.75	3/23/2010	150,122	380,437
Leslie D. Dunn	11,000 (2)	3.0	19.00	4/11/2012	131,439	333,092
Ann Holt	10,000 (2)	2.8	19.00	4/11/2012	119,490	302,811
Lawrence E. Hyatt	75,000 (2)	20.8	17.55	7/15/2012	827,783	2,097,764

(1)	All of the options described in the table also provide for a grant of an additional option, vesting six months after the grant, with the same expiration date but at the then-current market price of the common stock, for each previously owned share of common stock that is surrendered to Cole National in payment of the exercise price and each share relating to awards relinquished in satisfaction of withholding taxes, if the option is exercised by the surrender of qualifying shares of common stock (“Reload Options”). The 15,156 options granted to Mr. Cole on May 22, 2002 are Reload Options granted in connection with Mr. Cole’s exercise of 25,000 options using previously owned shares in payment of the exercise price.

(2)	These stock options provide for periodic vesting in equal annual installments over four years with early vesting of all or a portion of the unvested options in the case of certain events, such as after a change of control of Cole National or following certain terminations of employment with Cole National.

(3)	The value, if any, the optionee may realize upon the exercise of a stock option depends on the excess of the then-current market value per share over the exercise price per share. There is no assurance that the values to be realized upon exercise of the stock options listed above will be at or near the amounts shown.

      The following table contains information concerning options exercised during fiscal 2002 and unexercised stock options held as of February 1, 2003.

Aggregate Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money Options at
	Acquired on	Value	Options at February 1, 2003	February 1, 2003 ($)(1)
Name	Exercise (#)	Realized ($)	(#) Exercisable/Unexercisable	Exercisable/Unexercisable

Jeffrey Cole	20,162 (2)	$151,826	381,813/500,000	$86,038/$227,500
Larry Pollock	—	—	262,500/0	$275,625/0
Lawrence Hyatt	—	—	0/75,000	0/0
Leslie D. Dunn	—	—	60,791/26,209	$99,315/$54,748
Joseph Gaglioti	—	—	45,166/0	$7,850/0
Ann Holt	—	—	3,750/16,250	$14,250/$18,750
Thomas Kaung	—	—	100,000/0	$280,000/0

(1)	Based on the closing price of $11.05 per share of Cole National’s common stock on The New York Stock Exchange on January 31, 2003, the last trading day of fiscal 2002.

(2)	Mr. Cole exercised options to purchase 25,000 shares at an exercise price of $6.50. Mr. Cole received 20,162 shares of common stock after 4,838 shares were withheld by Cole National for payment of withholding taxes. The closing price of Cole National’s common stock on The New York Stock Exchange on May 22, 2002, the date of exercise, was $15.59.

      Some of the older option agreements permitted an optionee to exercise options by borrowing funds from Cole National, subject to certain restrictions and, in some instances, to preapproval at the time of exercise by the Compensation Committee of the Board of Directors. The principal on such loans is payable five years after the date of exercise, with interest payable annually at a rate fixed on the date of exercise. The interest rate is based on a formula tied to federal borrowing rates. Each loan is made on a recourse basis and is secured by the option shares acquired from the proceeds of such loan. Mr. Cole elected to exercise options in 1993 by borrowing from Cole National the full amount of the exercise price of those options. In November 2000, the maturity date of Mr. Cole’s loan was extended to January 18, 2004. The largest amount (excluding accrued interest) owed by Mr. Cole with respect to his loan in fiscal year 2002 was $666,666. As of the date of this proxy statement, the amount owed on this loan by Mr. Cole is $620,000, plus interest, which accrues at a rate of 6.01% per year. As a result of recent changes in federal law relating to loans to executive officers, no further extensions or changes will be made to Mr. Cole’s loan, and no future option exercises by executive officers will be financed through a loan from Cole National.

Life Insurance Plans

      Our Executive Life Insurance Plan permits certain officers and key employees to obtain life insurance benefits in addition to those generally provided to salaried employees. The level of coverage provided to the named executive officers includes (1) basic term life insurance coverage equal to twice the individual’s base salary, (2) an opportunity for the individual to purchase, at group rates based upon age, an additional amount of insurance equal to one or two times such individual’s base salary and (3) purchase by Cole National of an additional amount of coverage equal to 50% of the amount purchased by the individual under item (2). The maximum level of coverage per individual is $1,500,000.

      In 1999, Cole National purchased a $4,000,000 split-dollar life insurance policy for Mr. Cole. The premiums are to be reimbursed to Cole National upon Mr. Cole’s death or surrender of the policy. Cole National also has the option to be reimbursed for the premiums at any time on or after June 2, 2016, if the policy at such time has sufficient assets to maintain coverage. The split-dollar agreement provides for funding of premiums through a trust in the event of a threatened change of control of Cole National or if Mr. Cole’s employment is terminated without cause. Cole National has agreed to pay taxes, if any, owed by Mr. Cole as the result of the funding of the trust. Cole National is currently evaluating whether recent changes in federal law relating to loans to executive officers will prohibit Cole National from making any further premium payments for Mr. Cole’s split-dollar policy.

Management Incentive Bonus Program

      Each fiscal year, the Compensation Committee establishes performance goals for the Management Incentive Bonus Program (the “Incentive Program”). The Incentive Program was first approved by our stockholders in 1996. Our stockholders reauthorized the Incentive Program at our annual meeting for fiscal year 2000, which allowed the program to continue to be qualified for exclusion from the tax deduction limitations of Section 162(m) of the Internal Revenue Code, and approved certain amendments. The performance goals for the amended Incentive Program include: operating profits (including cash flow, EBIT or EBITDA); net profits; earnings per share; profit return ratios and margins; revenues; stockholder return and/or value; stock price or working capital; or any combination of those factors. The performance goals may reflect absolute performance, a relative comparison of entity performance to the performance of a peer group, growth or a selected external measure of the selected performance goal. Profits, earnings and revenues used for any performance goal measurement may exclude, among other items, gains or losses on operating asset sales or dispositions, asset write-downs, litigation or claim disputes or settlements, certain accruals and the effect of changes in tax laws or accounting principles. If performance fails to achieve the performance goals established by the Compensation Committee, no awards under the Incentive Program will be made. Awards under the Incentive Program may be made in cash or in shares of Cole National common stock at the discretion of the Compensation Committee of the Board of Directors. None of the named executive officers received a bonus of cash or shares of Cole National stock in fiscal 2002 under the Incentive Program, except for Ann Holt, who received a cash bonus as a result of her services as Vice President, Finance of Cole Vision Corporation.

401(k) Plan

      On March 1, 2002, we merged our three 401(k) plans into a single Cole National Corporation 401(k) Plan. Eligible employees may contribute up to 17% of their compensation to the plan, although highly compensated employees, including all of the named executive officers, were limited to a maximum of 2% of their compensation. There is a 10% mandatory matching of employee contributions by Cole National, plus a discretionary match determined annually by the Board of Directors. For fiscal 2002, the discretionary and mandatory match aggregated approximately $962,828, net of forfeitures.

Deferred Compensation Plan

      The Cole National Group, Inc. Deferred Compensation Plan for Executives and Other Senior Management (the “Deferred Compensation Plan”), which went into effect on February 1, 1999, generally allows deferral of income without regard to limitations imposed on Cole National’s 401(k) savings plan. We make a contribution of our common stock or cash equal to 10% of the participant’s deferrals. For fiscal 2002, the mandatory match was approximately $58,842, net of forfeitures, which was paid in cash rather than shares of Cole National common stock. Participants in the Deferred Compensation Plan will be fully vested in the defined contribution benefits after four years of service (with credit for past service). Benefits under the Deferred Compensation Plan will generally be payable upon retirement or voluntary termination in a single lump sum or in installment payments, at the election of the participant prior to retirement.

1999 Employee Stock Purchase Plan

      Please see the description of this plan under the heading “Equity Compensation Plan Information — Stockholder Approved Plans.”

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following report has been submitted by the Compensation Committee and Special Compensation Committee of the Board of Directors.

General Compensation Policies

      Our general compensation policies divide executive compensation into four main components: base salary, management bonus plans, long-term stock-based compensation and benefit plans. Our multi-faceted compensation program is designed to attract and retain successful executives in the face of a highly competitive employment situation among retailers, while linking a significant portion of the executive’s compensation to Cole National’s short-term and long-term performance.

•	We believe that base salaries should provide a floor for executive compensation that is necessary to retain executives. We also believe that at least 50% of the executive’s potential annual compensation should come from a combination of short-term and long-term awards tied to Cole National’s performance. In fixing base salaries, we generally rely on executive compensation consultants or formal or informal surveys of compensation paid to executives of other corporations, including other retailers. Base salary is fixed to be appropriate for the particular position at Cole National and does not fluctuate on the basis of Cole National’s performance.

•	We believe that stock ownership and stock-based compensation are valuable tools for motivating employees to improve the overall long-term performance of Cole National and for tying a significant amount of the executive’s potential income to enhanced stockholder values. Our stock-based performance plans reflect this philosophy.

•	We believe that stock ownership and stock-based compensation are important vehicles in aligning the interests of management with the interest of stockholders. We encourage our executives to own shares of Cole National stock. The Compensation Committee will be developing revised guidelines for stock ownership by our executives that will recognize the recent tenure of a significant portion of Cole National’s management teams and align it with available stock-based programs.

Actions in 2002

      Base Salary of Mr. Cole. Following a review by the Special Compensation Committee with the assistance of our compensation consultant, Towers Perrin, it was determined that the base salary of Mr. Cole for 2002 would not be changed. In the fall of 2001, the Special Compensation Committee increased Mr. Cole’s base salary to $800,000, based on their review of Mr. Cole’s compensation arrangements and the recommendations of our former compensation consultant, Frederick W. Cook & Co., Inc.

      Compensation of Mr. Pollock. Mr. Pollock became President and Chief Operating Officer of Cole National on January 18, 2000. Mr. Pollock’s current compensation package is designed to provide a salary level that would be significantly lower than normal for a person holding a similar position at the time Mr. Pollock’s employment commenced, while providing him with significant performance incentives through equity ownership and bonus opportunities. Mr. Pollock’s current employment agreement expires in January 2004 and a new agreement, which will supersede it, has been prepared with the assistance of Towers Perrin. See “Compensation of Executive Officers — Agreements with Executives” for a description of Mr. Pollock’s new employment agreement.

      Base Salaries of Other Executive Officers. During 2002, the base salaries of all our executive officers, other than Messrs. Cole and Pollock, were recommended by Mr. Cole and Mr. Pollock and approved by the Board of Directors following review and a report by the Compensation Committee. Factors that they considered in fixing base salaries included the prior year’s base compensation, the officer’s performance as measured by our traditional annual review process (which focuses on the executive’s leadership, experience, skills and overall job performance), an analysis of the officer’s contribution to Cole National and market salary rates.

      Annual Bonus Plans. Our Management Incentive Bonus Program provides senior executives, including each of our named executive officers, other than Messrs. Cole and Pollock, the opportunity to earn bonus compensation of up to 100% of their base salaries upon achievement of performance goals. Messrs. Cole and Pollock participate in the bonus program, but have the potential for bonuses of up to 150% of Mr. Cole’s 2002 base salary. Bonus targets for 2002 were approved in advance by the Compensation Committee and were based on improvements in earnings before interest and taxes. The Compensation Committee made awards based upon the recommendations of Mr. Cole and Mr. Pollock. None of the officers named in the Summary Compensation Table received a bonus under the Management Incentive Bonus Program for fiscal 2002 other than Ann Holt. Ms. Holt received her bonus as a result of the performance of the Cole Licensed Brands division of Cole Vision Corporation, where she served as Vice President, Finance prior to becoming Senior Vice President and Corporate Controller of Cole National in December 2002. Bonuses for fiscal 2002 performance were paid to personnel in certain operating divisions under the bonus programs of those divisions.

      Long-Term Stock-Based Compensation. We currently have in place four stock-based compensation plans for employees. Our stock-based compensation awards to senior management have consisted of (1) nonqualified options with an exercise price not less than the fair market value of a share of common stock at the date of grant and (2) restricted shares. The options granted to Mr. Cole in 2002 were automatically granted in connection with his exercise of previously granted options by using shares he already owned in payment of the exercise price. The number of options granted to other executive officers in 2002 was recommended by Mr. Cole and Mr. Pollock and approved by the Compensation Committee. We believe the stock-based nature of the awards, and the risk of forfeiture if the recipient leaves Cole National, encourages executive officers’ continued efforts to enhance our business and growth, while better aligning their compensation with the interests of long-term stockholders.

      To encourage early exercise of vested options, all new stock option awards made to senior executives in 2002 include provisions for the granting of new options if the optionee exercises the original option using shares already owned by the optionee (i.e. a stock-for-stock exercise). The new options will be automatically granted for the number of shares which are used to pay the exercise price of the original option plus the number of options withheld in satisfaction of his withholding taxes. The new options vest in six months and have a term equal to the remainder of the original option term. We believe that encouraging the early exercise of options and retention of shares will increase the alignment between our executives and our stockholders.

      Benefit Plans. We maintain a variety of benefit plans designed to provide a competitive package to our executive officers. We periodically re-evaluate the nature and extent of the benefit plans in light of the plans available to executives at competitors in the retail industry.

1993 Tax Act

      The Board of Directors’ general philosophy is to “qualify” future annual and long-term incentive plans for tax deductibility wherever appropriate, recognizing that, under certain circumstances, the limit imposed by Section 162(m) of the Internal Revenue Code may be exceeded. Under Section 162(m), Cole National is prohibited from deducting compensation in excess of $1 million per year paid to any of the named executive officers. Qualified performance based compensation (such as certain stock option or bonus awards) can be excluded from this deduction limitation if certain requirements are met. Cole National has recognized non-deductible compensation expense as a result of restricted stock awards to Mr. Pollock in 2000 and to Mr. Cole in 1998 to the extent that the value of those individual awards, together with the base salary and certain other perquisites (but not stock options or incentive bonuses), exceeded $1 million in the year that the restricted shares were granted. Cole National will recognize non-deductible compensation expense for these awards as compensation expense is recognized in future years.

Peter V. Handal, Chairman
Timothy F. Finley
Melchert F. Groot
Charles A. Ratner

COMPENSATION COMMITTEE INTERLOCKS, INSIDER

PARTICIPATION

CERTAIN TRANSACTIONS

      Deliberations concerning compensation for fiscal 2002 generally involved the Compensation Committee, the Special Compensation Committee and the full Board of Directors, including Jeffrey A. Cole and Larry Pollock, employees of Cole National.

      In June 2001, HAL International N.V. filed a Schedule 13D disclosing that it beneficially owned more than five percent of Cole National’s common stock. HAL International N.V. is owned by HAL Holding N.V. Entities affiliated with HAL Holding N.V. own a majority of the outstanding equity interest of Pearle Europe B.V., in which Cole National holds an equity ownership interest of approximately 21%. Cole National and an affiliate of HAL Holding N.V. are parties to a stockholders agreement regarding their interests in Pearle Europe B.V., and each has loaned money to Pearle Europe B.V.

      On November 22, 1999, Cole National entered into an agreement with HAL International N.V. (“HAL”) to permit HAL to increase its beneficial ownership of shares of common stock of Cole National to an aggregate of 25% of the then-outstanding common shares. As a condition to Cole National’s granting of such permission, HAL agreed to a five year standstill on certain activities, which includes voting and other restrictions. Under the agreement, HAL is entitled to nominate a director to the Board of Directors of Cole National if it beneficially owns at least 20% of Cole National’s outstanding common stock. On June 12, 2001, HAL became the beneficial owner of 20.3% of Cole National’s outstanding common stock. Effective on June 19, 2001, the Board of Directors increased the size of Cole National’s Board and elected HAL’s nominee, Melchert F. Groot, as a director. Under the agreement, Cole National is obligated to use its best efforts to cause the directors to solicit proxies for, and recommend that the stockholders vote in favor of, HAL’s nominee. HAL was granted certain demand registration rights for its shares of common stock, which became restricted securities under United States securities laws as a result of the agreement.

      Charles Ratner, a director of Cole National, is the President, Chief Operating Officer and a director of Forest City Enterprises, Inc. (“Forest City”), a developer and manager of commercial real estate. Cole National’s subsidiaries currently operate 15 stores under leases with Forest City or its affiliates. Under such leases, which are generally for multiple year periods of differing duration, Cole National’s subsidiaries paid aggregate rent of approximately $1,070,281 and other customary charges during fiscal 2002. We believe that the terms of these leases are equivalent to those that could have been obtained pursuant to arm’s length transactions with unaffiliated parties.

      Under a deferred compensation agreement entered into in 1979, Walter J. Salmon, a director of Cole National, is entitled to receive annual payments of $5,500 for the period that commenced in 1996 and will end in 2004.

      In late 2002, Cofi Enterprises of Panama City (“COFI”), a corporation that is 100% owned by Timothy Finley, a Cole National director, entered into franchise and area development agreements with Pearle Vision, Inc., a company wholly owned by Cole National, which include terms and conditions consistent with similar agreements entered into with unaffiliated third parties. Mr. Finley’s daughter and son-in-law are employees and executive officers of COFI. COFI acquired rights to develop and operate four franchise locations, paying franchise and development fees of less than $60,000 in Cole National’s fiscal year 2002. COFI began operations of its first location on January 28, 2003. COFI pays royalties and advertising contributions to Pearle Vision that are expected to exceed $60,000 per year and that are based on the performance of the franchisee’s operations. COFI also buys optical supplies from Pearle Vision. All fees are payable on substantially the same terms and conditions as required by Pearle Vision’s franchise agreements with unaffiliated third party franchisees and all products are purchased on the same terms and conditions as are available to unaffiliated third party franchisees. Under all Pearle Vision franchise agreements, contributions for national and local advertising are paid by franchisees, less a percentage retained by Pearle Vision for payment of administrative expenses. Pearle Vision has guaranteed the rental payment obligations of COFI under its store lease for a period of three years under terms consistent with guarantees made by Pearle Vision for unaffiliated third party franchisees. Mr. Finley, as the sole shareholder of COFI, has entered into an indemnity agreement with Pearle Vision whereby Mr. Finley would reimburse Pearle Vision for any guarantee payments made for COFI by Pearle Vision. Such an indemnity agreement is required to be entered into by shareholders of any franchisee for which Pearle Vision guarantees rental payment obligations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. The Securities and Exchange Commission requires those persons to furnish us with copies of all such filings. We periodically remind those persons of their reporting obligations and assist in making the required disclosure once we are notified that a reportable event has occurred. We are required to disclose in this proxy statement any failure by any of the above-mentioned persons to make timely Section 16 reports.

      Based upon its review of such forms received by Cole National and written representations from our directors and executive officers that no other reports were required, except as described below, Cole National is unaware of any instances of noncompliance, or late compliance, with such filings during fiscal 2002 by our directors, executive officers or 10% stockholders. Reports of the receipt of credits payable in shares of our common stock in exchange for the deferral of a portion of the director fees payable to Messrs. Ratner, Handal and Salmon pursuant to the Director Deferred Compensation Plan inadvertently were not timely filed on their behalf. These reports were each subsequently filed.

STOCK PRICE PERFORMANCE

      The graph below compares our cumulative total stockholder return on a $100 investment in Cole National common stock at the close of the market on January 31, 1998 (the last trading day of fiscal 1997) against returns of the S&P 500 Stock Index and the S&P Specialty Stores Index. We previously compared our total stockholder return to the S&P Retail Stores Composite Index. However, because this index was discontinued in 2001, beginning in fiscal year 2002, we have used the S&P Specialty Stores Index as a replacement.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG COLE NATIONAL CORPORATION, THE S&P 500 INDEX
AND THE S&P SPECIALTY STORES INDEX

* $100 invested on 1/30/98 in stock or index-including reinvestment of dividends.

Copyright© 2002, Standard & Poor’s, a division of The McGrawHill Companies, Inc. All rights reserved.
www/researchdatagroup.com/S&P.htm

	Cumulative Total Return

	1/98	1/99	1/00	1/01	1/02	1/03

COLE NATIONAL CORPORATION	100.00	50.19	19.51	27.12	44.09	33.49
S & P 500	100.00	132.49	146.20	144.88	121.49	93.52
S & P SPECIALTY STORES	100.00	82.96	56.43	63.99	80.24	68.48

AUDIT COMMITTEE REPORT

      Neither this report, the Compensation Committee Report nor the Stock Price Performance Graph below shall be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Cole National specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The Board of Directors has adopted an amended Audit Committee Charter, a copy of which is attached as Annex A to this proxy statement. The Audit Committee Charter is also available on Cole National’s internet website, www.colenational.com. The amended charter reflects changes required by passage of the Sarbanes-Oxley Act of 2002 or by rules promulgated or currently proposed by the Securities and Exchange Commission under that Act, and also changes that are proposed to be made in The New York Stock Exchange’s listing requirements. All members of the Audit Committee are independent as defined in Section 303.01(B)(2)(a) and (3) of The New York Stock Exchange’s current listing standards.

      In the summer of 2002, the Audit Committee selected Deloitte & Touche LLP (“Deloitte & Touche”) as Cole National’s new independent accountants, replacing Cole National’s former auditors, Arthur Andersen LLP (“Arthur Andersen”), who had informed Cole National that Arthur Andersen was no longer available to perform services for Cole National as a result of that firm’s well-publicized situation. There had been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two full fiscal years and subsequent interim periods prior to Arthur Andersen’s replacement. The reports of Arthur Andersen on the financial statements for the preceding two fiscal years had not contained any adverse opinion or disclaimer of opinion, and had no qualification or modification for uncertainty, audit scope or accounting principles. Cole National had not consulted with Deloitte & Touche on accounting matters prior to their engagement as Cole National’s independent auditors.

      In November 2002, Cole National announced that it would undertake a restatement of its financial statements for prior years. Following that announcement, the Audit Committee worked actively with management and the independent accountants to oversee Cole National’s restatements as a result of a comprehensive review of accounting practices and principles. In connection with the restatement and review, the Audit Committee met on a regular basis to receive and assess reports on the restatement and the review.

      The Audit Committee reviewed and discussed the plans for, and scope of, the audit for 2002 and the re-audits of 2000 and 2001 before they were performed by Deloitte & Touche. The Committee has reviewed and discussed with Deloitte & Touche and the management of Cole National the audited financial statements of Cole National contained in the Annual Report to stockholders for the year ended February 1, 2003. In addition, the Committee discussed with Deloitte & Touche the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

      The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (titled “Independence Discussions with Audit Committees”), and has discussed with Deloitte & Touche their independence. The Committee has also considered whether the provision of information technology services and other non-audit services to Cole National by Deloitte & Touche is compatible with maintaining their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended February 1, 2003, filed with the Securities and Exchange Commission.

Timothy F. Finley, Chairman
Irwin N. Gold
Walter J. Salmon

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      Deloitte & Touche was engaged as the independent certified public accountants to audit the books and accounts for Cole National and its subsidiaries for the 2002 fiscal year. A representative of Deloitte & Touche is expected to attend the annual meeting, will have the opportunity to make a statement if he or she so desires and will be available to answer appropriate questions.

      The following fees were billed to Cole National by Deloitte & Touche for services rendered in fiscal year 2002:

      (a) Audit Fees

      Deloitte & Touche has billed Cole National $2,370,427, in the aggregate, for professional services rendered by Deloitte & Touche for the audit of Cole National’s annual financial statements for the fiscal year ended February 1, 2003, reviews of the interim financial statements included in Cole National’s Forms 10-Q filed during the fiscal year ended February 1, 2003, and the re-audit of fiscal years 2000, 2001 and 2002.

      (b) Audit Related Fees

      Deloitte & Touche has billed Cole National $25,555, in the aggregate, for audit-related services rendered by Deloitte & Touche, consisting of fees in connection with the implementation of new accounting pronouncements.

      (c) Financial Information Design and Implementation Fees

      Deloitte & Touche did not bill Cole National for any professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Deloitte & Touche during the fiscal year ended February 1, 2003.

      (d) All Other Fees

      Deloitte & Touche has billed Cole National $577,292, in the aggregate, for services rendered by Deloitte & Touche for all services (other than those covered above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”) during the fiscal year ended February 1, 2003. $524,484 of such fees were paid by Cole National to Deloitte & Touche’s consulting division for a lab optimization study and related services. The remaining $48,808 related to tax consulting, a network data security audit and other general costs and expenses.

      (e) Leased Employees

      Deloitte & Touche has informed Cole National that none of the hours expended on Deloitte & Touche’s engagement to audit Cole National’s financial statements for the fiscal year ended February 1, 2003 are attributable to work performed by persons other than full-time, permanent employees of Deloitte & Touche.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

FINANCIAL DISCLOSURE

      On June 13, 2002, upon the recommendation of Cole National’s Audit Committee, the Board of Directors determined to replace Arthur Andersen as Cole National’s independent public accountants and to appoint Deloitte & Touche to serve as its independent public accountants for the fiscal year 2002. The change in auditors was effective June 13, 2002.

      Arthur Andersen’s reports on Cole National’s consolidated financial statements for each of the fiscal years ended February 2, 2002 and February 3, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

      During Cole National’s two fiscal years ended February 2, 2002 and February 3, 2001 and the subsequent interim period preceding the decision to change independent public accountants, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their audit reports on Cole National’s consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      In November 2002, Cole National determined to restate its previously issued financial statements for the timing of the recognition of revenues earned on the sale of extended warranty contracts. Cole National issued a press release on November 26, 2002 announcing the restatement of its historical consolidated financial statements beginning with its 1998 fiscal year. Each of the fiscal years subject to restatement was audited by Arthur Andersen, which issued unqualified opinions. Cole National also announced on November 26, 2002 that the 2002 fiscal year and two prior fiscal years would be audited by Deloitte & Touche. Cole National determined to make other changes to previously issued financial statements in addition to the timing of the recognition of warranty revenues. The adjustments have a significant negative impact on Cole National’s previously reported revenue, net income, and earnings per share. See Note 16 of the Notes to Consolidated Financial Statements in Cole National’s Annual Report on Form 10-K for further discussion of the restatement.

      In the years ended February 2, 2002 and February 3, 2001 and through the date of their appointment, Cole National did not (i) receive a written report or oral advice from Deloitte & Touche with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Cole National’s consolidated financial statements, or (ii) consult with Deloitte & Touche on any other matter that was either the subject of a disagreement, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or any “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

      Since the date of their appointment, there have been (i) no disagreements with Deloitte & Touche on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for the fiscal years ended February 1, 2003, February 2, 2002 and February 3, 2001; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

SUBMISSION OF STOCKHOLDER PROPOSALS

      To be eligible for inclusion in the proxy statement and form of proxy for our next annual meeting, your proposals must be received at our executive offices on or before February 4, 2004. Under our By-Laws, no stockholder proposal or nomination for director may be submitted less than 60 days prior to a stockholder meeting for consideration at an annual meeting. If public notice of the date of the annual meeting is not given at least 75 days prior to the annual meeting, submissions must be delivered to Cole National no later than 10 days following the public announcement of the meeting date. Proposals should be submitted by certified mail, return receipt requested, addressed to Cole National at 5915 Landerbrook Drive, Mayfield Heights, Ohio 44124, Attention: Secretary.

OTHER MATTERS

      The Board of Directors knows of no other matters which are likely to be brought before the meeting, but if other matters do properly come before the meeting of which we did not have notice of prior to May 26, 2003, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies will vote or act thereon in accordance with their own judgment.

Leslie D. Dunn
Secretary

Mayfield Heights, Ohio
June 4, 2003

      It is important that the proxies be returned promptly. If you do not plan to attend the meeting, we urge you to fill out, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States.

Annex A

COLE NATIONAL CORPORATION

Audit Committee Charter

Purposes

      This Charter governs the operations of the Audit Committee of the Board of Directors of Cole National Corporation. The Audit Committee has been created by the Board of Directors to (a) assist the Board of Directors in fulfilling the Board’s oversight responsibilities to the shareholders, potential shareholders and other constituencies with respect to (i) the integrity of Cole National’s financial statements, (ii) Cole National’s financial reporting process and compliance with ethics policies and legal and other regulatory requirements, (iii) the independent auditors’ qualifications and independence, (iv) Cole National’s systems of internal accounting and financial controls and (v) the performance of the independent auditors and of Cole National’s internal audit function; and (b) prepare the Audit Committee’s report, made pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), to be included in Cole National’s annual proxy statement (the “Audit Committee Report”).

Composition

      Number. The size of the Committee shall be determined by the Board, but the Committee shall be comprised of at least three directors.

      Qualifications. Each Audit Committee member is to have all of the following qualifications:

1) Each Audit Committee member must meet the independence criteria of (a) the rules of The New York Stock Exchange, as determined by the Board of Directors in its business judgment and (b) Section 301 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Securities and Exchange Commission (“SEC”).

2) Each Audit Committee member must be financially literate upon his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee is to have accounting or related financial management expertise sufficient to meet the criteria of a financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC. The Board of Directors shall determine, in its business judgment, whether a member is financially literate and whether at least one member has the requisite accounting or financial expertise and meets the financial expert criteria.

3) Each Audit Committee member may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other committee of the Board, (i) accept any consulting, advisory or other compensatory fee from the Company, or (ii) be an affiliated person of the Company or any subsidiary thereof.

4) If an Audit Committee member simultaneously serves on the audit committee of more than three public companies (including the Company), the Board of Directors must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee. The Company will be required to disclose any such determination in its annual proxy statement.

      Appointment and Removal. The Nominating and Corporate Governance Committee, after consultation with the CEO, will determine the composition and membership of the Audit Committee and the chairperson thereof. Each Audit Committee member will be appointed by the Board and serve at the pleasure of the Board of Directors and for such term as the Board of Directors may determine or until such Committee member is no longer a Board member.

Responsibilities and Duties of the Audit Committee

      The Audit Committee is responsible to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements.

      In performing its responsibilities, the Audit Committee shall:

1) Retain the Independent Auditors: The Audit Committee has the sole authority to (a) retain and terminate the Company’s independent auditors, (b) approve all audit engagement fees, terms and services, and (c) approve any non-audit engagements with the Company’s independent auditors. The Committee is to exercise this authority in a manner consistent with Sections 201, 202 and 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing standards promulgated thereunder by the SEC and the NYSE. The Audit Committee may delegate the authority to grant any pre-approvals required by such sections to one or more members of the Audit Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Audit Committee at its next scheduled meeting.

2) Review and Discuss the Auditors’ Quality Control: The Audit Committee is to, at least annually, obtain and review and discuss a report by the independent auditors describing (a) the audit firm’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.

3) Review and Discuss the Independence of the Auditors: In connection with the retention of the Company’s independent auditors, the Audit Committee is to at least annually review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors. The Audit Committee is responsible for (a) ensuring that the independent auditors submit at least annually to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, (b) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors, and (c) taking appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence. In connection with the Audit Committee’s evaluation of the auditors’ independence, the Audit Committee is to also review and evaluate the lead partner of the independent auditors and take such steps as may be required by law with respect to the regular rotation of the lead audit partner and the reviewing audit partner of the independent auditors, and consider whether or not there should be rotation of the independent audit firm itself.

4) Set Hiring Policies: The Audit Committee is to set clear hiring policies for employees or former employees of the independent auditors, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002.

5) Review and Discuss the Audit Plan: The Audit Committee is to review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

6) Review and Discuss Conduct of the Audit: The Audit Committee is to review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including (a) any restriction on audit scope or on access to requested information, (b) any disagreements with management, and (c) significant issues discussed with the independent auditors’ national office. The Audit Committee is to decide all unresolved disagreements between management and the independent auditors regarding financial reporting.

7) Review and Discuss Financial Statements and Disclosures: The Audit Committee is to review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (b) the disclosures regarding internal controls and other matters required to be reported to the Audit Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

8) Review and Discuss Earnings Press Releases: The Audit Committee is to review and discuss earnings and other financial press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur after issuance and may be done generally as a review of the types of information to be disclosed and the form of presentation to be made).

9) Review and Discuss Internal Audit Plans: The Audit Committee is to review and discuss with the Chief Internal Auditor and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities, including adequacy of staffing and compensation. The Audit Committee is to review and approve management’s appointment, termination or replacement of the Chief Internal Auditor.

10) Review and Discuss Internal Audit Reports: The Audit Committee is to review and discuss with the Chief Internal Auditor and appropriate members of the staff of the internal auditing department the annual report of the audit activities, examinations and results thereof of the internal auditing department.

11) Review and Discuss the Systems of Internal Accounting Controls: The Audit Committee is to review and discuss with the independent auditors, the Chief Internal Auditor, the Chief Financial Officer, the General Counsel and, if and to the extent deemed appropriate by the Audit Committee, members of their respective staffs the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices, which shall include the disclosures regarding internal controls and matters required to be reported to the Audit Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

12) Review and Discuss the Recommendations of Independent Auditors: The Audit Committee is to review and discuss with the Chief Internal Auditor and the appropriate members of the staff of the internal auditing department recommendations made by the independent auditors and the Chief Internal Auditor, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Audit Committee.

13) Review and Discuss the Audit Results: The Audit Committee is to review and discuss with the independent auditors (A) the report of their annual audit, or proposed report of their annual audit, (B) the accompanying management letter, if any, (C) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and (D) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake. The foregoing is to include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002 (Auditor Reports to Audit Committee) and, as appropriate, (a) a review of major issues regarding (i) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and (ii) the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (b) a review of analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and (c) a review of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

14) Obtain Assurances under Section 10A(b) of the Exchange Act: The Audit Committee is to obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Audit Committee under Section 10A(b) of the Exchange Act.

15) Discuss Risk Management Policies: The Audit Committee is to discuss policies with respect to risk assessment and risk management to assess and manage the Company’s exposure to risk. The Audit Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee should periodically review the Company’s contingency plans for protection of vital information and business conduct in the event of an operations interruption.

16) Obtain Reports Regarding Conformity With Legal Requirements and the Company’s Code of Business Conduct and Ethics: The Audit Committee is to periodically obtain reports from management, the Company’s Chief Internal Auditor and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. The Audit Committee is to review and discuss reports and disclosures of insider and affiliated party transactions. The Audit Committee should advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics. The Audit Committee should periodically review the Company’s policies and procedures to fulfill compliance requirements pertaining to its code of ethics, employee heath and safety, environmental protection and other laws and regulations.

17) Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies: The Audit Committee is to establish procedures for (A) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002. The Audit Committee is to discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any complaints or concerns regarding the Company’s financial statements or accounting policies.

18) Discuss With General Counsel Matters Regarding Financial Statements or Compliance Policies: The Audit Committee should discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies. The Audit Committee is to receive reports from the Company’s counsel of evidence of a material violation of securities laws or breaches of fiduciary duties.

19) Perform Functions of a Qualified Legal Compliance Committee: The Committee shall also function as a qualified legal compliance committee (a “QLCC”) within the meaning of Rule 205.3 of the Rules of Practice of the SEC. In its capacity as a QLCC, the Committee shall receive any reports of material violations of the securities laws, breaches of fiduciary duties or similar violations governed by such rule from attorneys representing the Company, including in-house counsel (“QLCC Reports”). The Committee shall take such actions as may be permitted or required of a QLCC under applicable law, which may include the making of inquiries and investigations in response to any QLCC Reports, directing the Company to take such remedial action as the Committee shall deem necessary or appropriate, and providing such notifications to the SEC as may be required by law.

20) Make Board Reports: The Audit Committee should report its activities to the Board of Directors at each regular Board meeting next succeeding a meeting of the Audit Committee and at such other times and in such manner as the Audit Committee and the Board of Directors deem appropriate. The Audit Committee’s shall report its conclusions with respect to its evaluation of the independent auditors.

Meetings

      The Audit Committee should meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Chair of the Audit Committee is, in consultation with the other members of the Audit Committee, the Company’s independent auditors and the appropriate officers of the Company, responsible for calling meetings of the Audit Committee, establishing agenda therefor and supervising the conduct thereof. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business and the act of a majority of the Committee members at any meeting of the Committee at which there is a quorum shall be the act of the Committee. The Audit Committee may also take any action permitted hereunder by unanimous written consent.

      The Audit Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee should meet with the Company’s management, the internal auditors and the independent auditors periodically in separate private sessions to discuss any matter that the Audit Committee, management, the independent auditors or such other persons believe should be discussed privately.

Resources and Authority

      The Audit Committee is to have the resources and authority appropriate to discharge its responsibilities and carry out its duties as required by law, including the authority to engage outside auditors for special audits, reviews and other procedures and to engage independent counsel and other advisors, experts or consultants.

Audit Committee Report

      The Audit Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, the Audit Committee Report for the Company’s proxy statement.

Annual Review

      At least annually, the Committee will (a) review this Charter and recommend any changes to the Board and (b) evaluate its own performance against the requirements of this Charter and report the results of this evaluation to the Board. The Committee will conduct its review and evaluation in such manner as it deems appropriate.

      Consistent with New York Stock Exchange listing requirements, this Charter will be included on the Company’s website and will be made available upon request sent to the Company’s Secretary. The Company’s annual report to stockholders will state that this Charter is available on the Company’s website and will be available upon request sent to the Company’s Secretary.

DETACH CARD
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COLE NATIONAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Larry Pollock, Larry Hyatt and Leslie Dunn, and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the shares of Common Stock of COLE NATIONAL CORPORATION (the “Company”) held of record by the undersigned on May 27, 2003 at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 25, 2003, and any adjournment(s) thereof as follows and in accordance with their judgment upon any other matter properly presented:

THE ELECTION OF NINE DIRECTORS.

The Board of Directors recommends a vote FOR all nominees listed below.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Jeffrey A. Cole, Ronald E. Eilers, Timothy F. Finley, Irwin N. Gold, Melchert F. Groot, Peter V. Handal, Larry Pollock, Charles A. Ratner and Walter J. Salmon

(INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

(Continued and to be signed on reverse side)

DETACH CARD
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(Continued from other side)

This proxy, when properly executed, will be voted as directed by the undersigned stockholder or, if no direction is indicated, will be voted “FOR” the election of each director nominee.

Date: _______________ , 2003

Signature

Signature (if held jointly)

IMPORTANT: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DETACH CARD
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COLE NATIONAL CORPORATION

CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby directs Computershare, as service provider of the 1999 Employee Stock Purchase Plan (the “Plan”) to vote all of the shares of Common Stock of COLE NATIONAL CORPORATION (the “Company”) held beneficially by the undersigned pursuant to the Plan on May 27, 2003 at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 25, 2003, and any adjournment(s) thereof as follows and in accordance with its judgment upon any other matter properly presented:

THE ELECTION OF NINE DIRECTORS.

The Board of Directors recommends a vote FOR all nominees listed below.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Jeffrey A. Cole, Ronald E. Eilers, Timothy F. Finley, Irwin N. Gold, Melchert F. Groot, Peter V. Handal, Larry Pollock, Charles A. Ratner and Walter J. Salmon

(INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

(Continued and to be signed on reverse side)

DETACH CARD
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(Continued from other side)

The shares represented by this card, when properly executed, will be voted as directed or, if no direction is indicated, will be voted “FOR” the election of each director nominee.

Date: _______________ , 2003

Signature

Signature (if held jointly)

IMPORTANT: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DETACH CARD
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COLE NATIONAL CORPORATION

CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby directs Cigna Bank and Trust Company, FSB, as trustee of the 401(k) Plan (the “Plan”) to vote all of the shares of Common Stock of COLE NATIONAL CORPORATION (the “Company”) held beneficially by the undersigned pursuant to the Plan on May 27, 2003 at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 25, 2003, and any adjournment(s) thereof as follows and in accordance with its judgment upon any other matter properly presented:

THE ELECTION OF NINE DIRECTORS.

The Board of Directors recommends a vote FOR all nominees listed below.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Jeffrey A. Cole, Ronald E. Eilers, Timothy F. Finley, Irwin N. Gold, Melchert F. Groot, Peter V. Handal, Larry Pollock, Charles A. Ratner and Walter J. Salmon

(INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

(Continued and to be signed on reverse side)

DETACH CARD
--------------------------------------------------------------------------

(Continued from other side)

The shares represented by this card, when properly executed, will be voted as directed or, if no direction is indicated, will be voted “FOR” the election of each director nominee.

Date: _______________ , 2003

Signature

Signature (if held jointly)

IMPORTANT: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.